UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

KAR Auction Services, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-34568	20-8744739
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard

Carmel, Indiana 46032

(Address of principal executive offices)

(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 5, 2010, KAR Auction Services, Inc. issued a press release announcing its financial results for the three months ended March 31, 2010. KAR Auction Services, Inc. will host an earnings conference call and webcast, Thursday, May 6th, at 11:00 a.m., Eastern Daylight Time. The conference call may be accessed by calling 1-800-768-6490 and entering participant passcode 9545229 and the live webcast may be accessed at the investor relations section of www.karauctionservices.com. The call will be hosted by KAR Auction Services, Inc. Chief Executive Officer, Jim Hallett and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The call will feature a review of operating highlights and financial results for the three months ended March 31, 2010. The press release dated May 5, 2010 is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference in its entirety.

Within the Company’s first quarter 2010 press release and related attachments thereto, the Company makes reference to certain non-GAAP financial measures. The non-GAAP financial measures include the following: EBITDA, Adjusted EBITDA per the Credit Agreement, Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share. The Company has presented reconciling information along with the most directly comparable financial measure calculated and presented in accordance with Generally Accepted Accounting Principles in the United States (“GAAP”) for each of the above non-GAAP financial measures in the press release. In addition, the Company’s reasons for presenting these non-GAAP financial measures are discussed below.

The Company believes that these measures represent important internal measures of performance. Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis. Investors should consider these non-GAAP measures in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. The specific reasons, in addition to the reasons described above, why the Company’s management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s results of operations are as follows:

EBITDA and Adjusted EBITDA per the Credit Agreement – The Company’s management believes that EBITDA is a useful supplement and meaningful indicator of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA per the Credit Agreement is appropriate to provide additional information to investors about one of the principal internal measures of performance used by the Company. Management uses the Adjusted EBITDA per the Credit Agreement measure, excluding any pro forma adjustments, to evaluate the performance of the Company and to evaluate results relative to incentive compensation targets. This measure is also used by the Company’s creditors in assessing debt covenant compliance and management believes its inclusion is appropriate to provide additional information to investors about certain covenants required pursuant to the Company’s senior secured credit facility and the notes. The most directly comparable financial performance measure calculated and presented in accordance with GAAP is net income (loss). A reconciliation of net income (loss) to EBITDA and Adjusted EBITDA per the Credit Agreement for the three months ended March 31, 2010 and 2009 is contained in the attachments to the press release. In addition, a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA per the Credit Agreement for each of the last four quarters and the twelve months ended March 31, 2010 is contained in the attachments to the press release.

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share – The Company’s management believes that adjusted net income (loss) and adjusted net income (loss) per share are useful supplements and meaningful indicators of earnings performance to be used by its investors, financial analysts and others to analyze the Company’s financial performance and results of operations over time. Management believes that due to the revaluation of its assets, and subsequent step up in depreciation and amortization expense that resulted from the Company’s April 2007 Transactions, as well as stock-based compensation expense incurred in connection with service and exit options tied to the 2007 Transactions, that the Non-GAAP measures of adjusted net income and adjusted net income per share, provide comparability to companies that have not incurred these types of noncash expenses. In addition, net income and net income per share for the three months ended March 31, 2010 have been adjusted to exclude the effect of the loss on extinguishment of debt. A reconciliation of net income (loss) and net income (loss) per share to adjusted net income (loss) and adjusted net income (loss) per share for the three months ended March 31, 2010 and 2009 is contained in the attachments to the press release.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Press release dated May 5, 2010 – “KAR Auction Services, Inc. Reports First Quarter 2010 Results”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 5, 2010	KAR Auction Services, Inc.

/s/ Eric M. Loughmiller
Eric M. Loughmiller
Executive Vice President and Chief Financial Officer